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               EXHIBIT 11.1 -- COMPUTATION OF PER-SHARE EARNINGS

                            IXC COMMUNICATIONS, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
           FOR THE THREE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
           AND THE THREE MONTH PERIODS ENDED MARCH 31, 1995 and 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             YEAR ENDED DECEMBER 31,               THREE MONTHS ENDED MARCH 31,
                                                       ----------------------------------          ----------------------------
                                                         1993          1994        1995               1995              1996
                                                       ----------------------------------           ---------------------------
EARNINGS

  Adjusted net income (loss)                            $(23,317)     $7,315     $(4,965)            $1,267           $(11,699)

  Less: Dividends applicable to preferred stock           (1,567)     (1,752)     (1,843)              (479)              (433)
                                                        ---------------------------------            --------------------------

  Net income (loss) applicable to common stockholders    (24,884)      5,563      (6,808)               788            (12,132)

  Extraordinary (gain) loss                               (8,495)     (2,298)      1,747                 --                 --
                                                        ---------------------------------            --------------------------

  Net income (loss) applicable to common stockholders
    before extraordinary items                          $(33,379)     $3,265     $(5,061)             $  788          $(12,132)
                                                        =================================             =========================

PRIMARY

  Weighted average number of shares outstanding           23,332      24,310      24,335              24,335            24,335

  Add: Effect for periods prior to the initial
    public offering (IPO), of common stock
    options issued within one year of the IPO                833         833         833                 833               833

  Add: Dilutive effect of outstanding stock
    options                                                   --           9         120                 236                --

  Less: Assumed repurchase of shares under
    the treasury stock method                               (139)       (141)       (160)               (178)              (139)
                                                        ---------------------------------            --------------------------

  Number of shares used to compute earnings (loss)
    applicable to common stockholders                      24,026      25,011     25,128              25,226             25,029
                                                        ================================             ==========================

FULLY DILUTED

  Weighted average number of shares outstanding            23,332      24,310     24,335              24,335             24,335

  Add: Effect for periods prior to the initial
    public offering (IPO), of common stock
    options issued within one year of the IPO                833         833         833                 833               833

  Add: Dilutive effect of outstanding stock
    options                                                   --           9         120                 236                --

  Less: Assumed repurchase of shares under
    the treasury stock method                               (139)       (141)       (160)               (178)              (139)
                                                        ---------------------------------            --------------------------

  Number of shares used to compute earnings (loss)
    applicable to common stockholders                     24,026      25,011      25,128              25,226             25,029
                                                        =================================            ==========================

PRIMARY INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $(1.39)      $0.13      $(0.20)              $0.03            $(0.48)

  Extraordinary gain (loss)                                 0.35        0.09       (0.07)                 --                --
                                                        ---------------------------------            --------------------------

  Net income (loss)                                       $(1.04)      $0.22      $(0.27)              $0.03            $(0.48)
                                                        =================================            ==========================


FULLY DILUTED INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $(1.39)      $0.13      $(0.20)              $0.03            $(0.48)

  Extraordinary gain (loss)                                 0.35        0.09       (0.07)                 --                --
                                                        ---------------------------------            --------------------------

  Net income (loss)                                       $(1.04)      $0.22      $(0.27)              $0.03            $(0.48)
                                                        =================================            ==========================
